Exhibit 3.11(a)

FILED

RECEIVED 38

STATE OF TENNESSEE

2008 JUN 10 PM 3:27

RILEY DARNELL

SECRETARY OF STATE

6326.2801

State of Tennessee

Department of State

Corporate Filings

312 Eighth Avenue North

6th Floor, William R. Snodgrass Tower

Nashville, TN 37243

ARTICLES OF ORGANIZATION

(LIMITED LIABILITY COMPANY)

(For use on or after 7/1/2006)

For Office Use Only

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1. The name of the Limited Liability Company is: Implant Solutions, LLC

(NOTE: Pursuant to the provisions of TCA §48-249-106, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2. The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

C T Corporation System

(Name)

800 S. Gay Street, Suite 2021

(Street address)

Knoxville

(City)

TN 37929

(State/Zip Code)

Knox

(County)

3. The Limited Liability Company wilt be: (NOTE: PLEASE MARK APPLICABLE BOX) Member Managed Manager Managed Director Managed

4. Number of Members at the date of filing, if more than six (6): .

5. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (Not to exceed 90 days)

Date: , Time:

6. The complete address of the Limited Liability Company’s principal executive office is:

15305 Dallas Parkway, Suite 1600 Addison TX 75001

(Street Address) (City) (State/County/Zip Code)

7. Period of Duration if not perpetual:

8. Other Provisions:

9. THIS COMPANY IS A NONPROFIT LIMITED LIABILITY COMPANY (Check if applicable)

June 9, 2008

Alex Jenkins

Signature Date

Signature

Member: USP Tennessee, Inc. by Alex Jenkins, Asst. Sec.

Alex Jenkins

Signer’s Capacity (if other than individual capacity)

Name (printed or typed)

SS-4270 (Rev. 05/06) Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000 RDA 2458

TN04J - 02/01/2008 C T System Online